               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                Sorrento Networks Corporation
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    [Sorrento Networks Logo]

                                                       January 22, 2002

            NOTICE OF
               ANNUAL
          MEETING AND
      PROXY STATEMENT
             THURSDAY
    FEBRUARY 21, 2002
        AT 10:00 A.M.
            SAN DIEGO
     MARRIOTT DEL MAR
                11966
       EL CAMINO REAL
            SAN DIEGO
           CALIFORNIA

DEAR FELLOW SHAREHOLDERS:

We cordially invite you to attend the Meeting of the Shareholders of Sorrento Networks Corporation (the 'Company') to be held at 10:00 a.m. on Thursday, February 21, 2002, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California.

The purposes of this meeting are the election of directors and ratification of the appointment of the independent accountants. We will also review the status of the Company's business at the meeting. These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, which we encourage you to read carefully.

The Board of Directors recommends that Shareholders vote in favor of each proposal. Last year, over 94% of the outstanding shares were represented at the Annual Meeting. We encourage all Shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting as soon as possible. This year you may vote over the Internet, by telephone, or by mailing a traditional proxy card. If you do attend the Annual Meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your proxy.

If you have questions about the proposals or voting your shares, please call Anne Wallace at the Company at (310) 581-4030.

Sincerely,


/s/ XIN CHENG, PH.D.

XIN CHENG, PH.D.
Chairman and Chief Executive Officer

                           [Sorrento Networks Logo]

                    ---------------------------------------
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                    ---------------------------------------

                        To be held on February 21, 2002

    Notice is hereby given that the Annual Meeting of Shareholders (the 'Annual Meeting') of Sorrento Networks Corporation (the 'Company') will be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California on February 21, 2002 at 10:00 a.m., for the following purposes:

           1. To elect five directors who will hold office for one-year terms ending at the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

           2. To ratify the appointment of BDO Seidman, LLP as the firm of independent auditors for the year ended January 31, 2002.

           3. To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on January 10, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. This year you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Your proxy may be revoked at any time prior to the vote at the annual meeting by following the procedures set forth in the accompanying Proxy Statement.

                                              By Order of the Board of Directors

                                              /s/ XIN CHENG, PH.D.

                                              XIN CHENG, PH.D.
                                              Chairman of the Board

San Diego, California
January 22, 2002

                         SORRENTO NETWORKS CORPORATION
                               9990 MESA RIM ROAD
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 21, 2002

                              GENERAL INFORMATION

    This Proxy Statement is being furnished to shareholders of Sorrento Networks Corporation, a New Jersey corporation, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders (the 'Annual Meeting') to be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, on February 21, 2002 at 10:00 a.m., and any adjournments or postponements thereof, pursuant to the Notice of Meeting. The approximate date on which this Proxy Statement is first being sent to shareholders is January 22, 2002.

WHO CAN VOTE

    Only holders of record of our common stock, par value $0.30 per share, at the close of business on January 10, 2002, are entitled to vote at the Annual Meeting. As of January 10, 2002, we had outstanding and entitled to vote 14,209,550 shares of common stock. The 8,888 shares of common stock in our treasury on that date will not be voted.

HOW YOU CAN VOTE BY PROXY

    If you are a registered stockholder (you hold your stock in your own name), you may vote by one of the following methods:

         PROXY CARD, by completing and mailing the enclosed proxy card;

         TELEPHONE VOTING, by dialing 1-800-PROXIES and following the enclosed instructions for telephone voting;

         VIA THE INTERNET, by going to the web address HTTP://WWW.AMSTOCK.COM and following the enclosed instructions for Internet voting.

    If you are a registered voter, you can simplify your voting and save the company expense by voting via the Internet or calling the toll-free number listed on the proxy card. A control number, located on the proxy card, is designated to verify a stockholder's identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

    If you return your signed proxy card or use the telephone or Internet voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. See 'Proposal 1 -- Election of Directors.' For each of the other items, you may vote 'FOR', 'AGAINST,' or 'ABSTAIN' from voting.

    If you do not specify on your proxy card or through internet or telephone prompts how you want to vote your shares, we will vote them 'for' the election of director nominees and 'for' ratification of the independent auditors.

    If your shares are held in 'street name' (through a broker or other nominee), you must provide instructions on voting to your nominee holder. If you wish to vote in person at the meeting, you must obtain from the record holder a legal proxy issued in your name. You will need to contact your broker or other nominee to determine whether you will be able to vote electronically via the Internet or by telephone.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

    You can revoke your proxy at any time before it is voted at the Annual Meeting by:

        (1) Sending written notice of revocation to the Secretary; or

        (2) Submitting another proper proxy with a more recent date than that of the proxy first given by (i) following the Internet voting instructions, or (ii) following the telephone voting instructions, or (iii) by signing and returning a proxy card to the Company; or

        (3) Attending the Annual Meeting and voting in person.

    Another person at the meeting may also represent you if you execute a proper proxy designating that person.

    Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to the Inspector of Election at or before the taking of the vote. A shareholder may be requested to present such documents as shall be reasonably requested for the purpose of establishing such shareholder's identity.

QUORUM, VOTING REQUIREMENTS AND EFFECT OF ABSTENTIONS AND NON-VOTES

    At the Annual Meeting, an Inspector of Election will determine the presence of a quorum and tabulate the results of the voting by the shareholders. The holders of one-third of the outstanding shares of common stock that are entitled to vote at the Meeting must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the Annual Meeting. The Inspectors will treat properly executed proxies marked 'abstain' or required to be treated as 'non-votes' as present for purposes of determining whether there is a quorum at the Annual Meeting. Broker 'non-votes' occur when a broker or nominee holding shares for a beneficial owner returns a proxy but does not have the authority to vote on a particular proposal.

    The five nominees for director who receive the highest number of affirmative votes will be elected to serve as directors until the next annual meeting of the shareholders of the Company or until their successors are duly elected and qualified. All other matters will require the approval of a majority of the votes cast by the holders of common stock in person or by proxy at the Annual Meeting. Abstentions and non-votes will have the same effect as a vote against any proposal other than the election of directors.

COSTS OF SOLICITATION

    We will bear the cost of preparing, printing, and mailing material in connection with this solicitation of proxies. In addition to mailing material, certain of our employees may make solicitations personally, by telephone, and by fax. We are required to reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses, including clerical expenses, related to forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the fiscal year ended
January 31, 2001, containing audited financial statements for such year, and the Quarterly Report on Form 10-Q for October 31, 2001 are enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to our shareholders on or about January 22, 2002.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Annual Meeting, five directors will be elected to serve for one year terms expiring on the date of the Annual Meeting of Shareholders the following year. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by our By-Laws. The names of the nominees for the Board of Directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

                          NOMINEES FOR ONE YEAR TERMS

    Xin Cheng, Ph.D., 45, has been Chairman and Chief Executive Officer of the Company since September 2000. He has been the President and a director of the Company since September 1995, and was Secretary from June 1993 to February 1997. Dr. Cheng has served as the Chief Executive Officer and Chairman of our Sorrento subsidiary since January 2000. In 1995, Dr. Cheng founded the optical networking division of the Company. From 1988 to 1990, Dr. Cheng served as Senior Staff Scientist and from 1990 to 1993 as a Director of Advanced Technology for Amoco Technology Company, a photonics technology development company and a subsidiary of Amoco Oil Corporation. While at Amoco, Dr. Cheng led their development of the WDM-based fiber optic high-resolution computer graphics link, a high-dynamic range microwave fiber optic system, a fiber optic HDTV transmission system, multiple fiber optic serial digital video transmission systems as well as other technologies. Dr. Cheng holds a Ph.D. and M.S. in Electrical Engineering from the University of California, Irvine, and a B.S. degree in Physics from Nanjing University, China.

    Phillip W. Arneson, 65, has been President and Chief Operating Officer since October 2001 and has served as one of our directors since October 2000. From 1996 to 2001, Mr. Arneson held the position of Executive Vice President for privately held Frandsen Corporation, a diversified financial and manufacturing company where he was responsible for growing the enterprise through acquisitions, internal growth, and strategic partnerships. Additionally, he served as President of two of its operating companies. Mr. Arneson has served several public and private technology companies in executive management, holding positions as Chief Executive Officer, President and Group Vice President as well as having extensive experience as a director of such companies. From 1982 to 1986, he served as Executive Vice President of Allied Signal's Electronic Sector and as Chief Executive Officer of its subsidiary, Amphenol Corp. In 1986, Mr. Arneson's technology group garnered the prestigious IR-100 award for the development of an integrated fiber optics phase modulator. Mr. Arneson holds a B.S. in Electrical Engineering from the University of Minnesota's Institute of Technology.

    Donne F. Fisher, 63, has served as one of our directors since November 2001 and is chairman of our Audit Committee. Mr. Fisher is currently President of Fisher Capital Partners, Ltd., a private venture capital and investment company he founded in 1991. From 1982 to 1996, Mr. Fisher held various executive officer positions with Tele-Communications, Inc. ('TCI') and its subsidiaries including Executive Vice President and Treasurer. He was a TCI director from 1980 until 1999 when TCI merged into AT&T Corporation. Since his retirement in 1996, Mr. Fisher has been a consultant to TCI, now AT&T Broadband. Mr. Fisher also serves as a director of Liberty Media Corporation, a former subsidiary of AT&T, and General Communications, Inc., a diversified telecommunications provider.

    Robert L. Hibbard, 49, has served as one of our directors since November 2001. Mr. Hibbard is an attorney and management consultant in private practice in which he handles a wide variety of commercial matters including technology licensing and the structuring of merger and acquisitions transactions. From 1997 to 1999, Mr. Hibbard was Chief Executive Officer of Kim Technologies International, Inc., a privately held developer of electromechanical 'super' capacitors for wireless applications. From 1994 to 1997, Mr. Hibbard was Vice President and General Counsel at Allied Signal

Engines, and from 1987 to 1994, Assistant General Counsel at Allied Signal Aerospace. Mr. Hibbard is a director of Amphenol Corporation, a developer and manufacturer of connectors and interconnect systems.

    Gary M. Parsons, 51, has served on our Board of Directors since October 2000. Since 1996, Mr. Parsons has held the position of Chairman of the Board for Motient Corporation, a wireless data firm, and XM Satellite Radio Holdings, Inc., and in October 2001 was named Chairman and Chief Executive Officer of Mobile Satellite Ventures, LLP. On January 10, 2002, Motient filed a voluntary bankruptcy petition in connection with a prearranged restructuring of its senior notes. From 1990 to 1996, Mr. Parsons held a number of executive positions at MCI Communications, Inc., including Executive Vice President, Chief Executive Officer of MCImetro, Inc., and President of MCI's Southern Division. From 1984 to 1990, Mr. Parsons held the responsibilities of Executive Vice President at Telecom*USA, a fiber-optic and long distance venture subsequently acquired by MCI. Mr. Parsons holds a B.S. in Electrical and Computer Engineering from Clemson University and a MBA from the University of South Carolina.

                        INFORMATION CONCERNING THE BOARD

    The Board of Directors met ten times in fiscal 2001. No director attended fewer than 75% of the meetings of the Board of Directors. In addition, the Board acted by unanimous consent twelve times during fiscal 2001. The Board also consults from time to time by telephone and in person.

    The Board of Directors has an Audit Committee, which met five times during fiscal 2001, and a Compensation Committee, which met five times during fiscal 2001. No committee member attended fewer than 75% of the meetings.

    The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers, reviewing overall company-wide compensation plans and administering the Company's stock option plans. Drs. Cheng and Li and Hibbard currently serve on the Compensation Committee.

    The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee reviews our financial statements, meets with our independent accountants to review our internal controls and financial management practices and examines all agreements or other transactions between us and our directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to our shareholders. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors in June 2000, a copy of which is attached to this Proxy Statement as Exhibit A. Each member of the Audit Committee is independent as defined by the Nasdaq Stock Market listing Standards. Mr. Fisher currently chairs the Audit Committee and Messrs. Hibbard and Parsons currently serve on the Audit Committee. The report by the Audit Committee for the year ended January 31, 2001, as submitted by the then members of the Audit Committee, follows.

AUDIT COMMITTEE REPORT

    The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the company specifically incorporates this Report by reference therein.

    The Audit Committee met and consulted with the Company's independent accountants in person and by telephone regarding the following:

     the plan for, and the independent accountants' report on, each audit of the Company's financial statements.

     the Company's financial disclosure documents, including all financial statements and reports filed with the SEC and sent to shareholders.

     reviewing the Company's accounting practices, principles, controls or methodologies.

     significant developments in accounting and SEC rules

     the adequacy of the Company's internal controls and accounting personnel

    The Audit Committee is responsible for overseeing and monitoring the quality of the Company's accounting and auditing practices as well as recommending to the Board that the Company's financial statements be included in the annual report. Management is responsible for planning and conducting audits and ensuring that the Company's financial statements are prepared in accordance with generally accepted accounting principals.

    In this context, the Audit Committee has met and held discussions with management and BDO Seidman, LLP, the Company's independent accountants for fiscal 2001. Management has represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements and other such matters deemed relevant and appropriate with management and the independent accountants. In addition, the Committee has met with the independent accountants and discussed the scope and results of the audit for fiscal 2001 and the matters required to be discussed by Statement on Auditing Standards No. 61, 'Communication with Audit Committees'.

    Further, the Audit Committee has received the written disclosures and a letter from BDO Seidman, as required by Independence Standards Board No. 1 'Independence Discussions with Audit Committees,' and has discussed with BDO Seidman their independence from management. The Committee has also reviewed the fees received by the independent accountants for services related to fiscal 2001 and determined that no material amounts were paid for non-audit related services and such amounts were compatible with the maintenance of BDO Seidman's independence in the conduct of its auditing function.

    Based on the reviews and discussions described above, the Audit Committee recommended to the Board, and the Board has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, for filing with the Securities and Exchange Commission. The Committee also has recommended, subject to stockholder ratification, the selection of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending January 31, 2002.

    The Committee has also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member's ability to act independently.

The Audit Committee
  Phillip W. Arneson, Chairman
  Susan Mandl
  Gary M. Parsons

AUDIT AND NON-AUDIT FEES

    The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company's annual financial statements for fiscal 2001, and fees billed for other services rendered by BDO Seidman, LLP during fiscal 2001:

Audit fees(a)...............................................  $210,000
Other fees(b)...............................................   181,000
Tax matters.................................................    20,000
Information systems consulting..............................     1,000
                                                              --------
    Total...................................................  $412,000
                                                              --------
                                                              --------

 (a) Includes fees incurred for quarterly reviews conducted under Statement of Auditing Standards No. 71 and review of all public filings that incorporate by reference or accompany the Company's audited financial statements.

 (b) Other fees consist principally of audits and reviews of standalone financial reports of the Company's subsidiaries, reviews of draft public offering documents of a subsidiary which were not filed and a single purpose audit of a subsidiary's revenue from a product line required for compliance with a purchase agreement.

    All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by BDO Seidman, LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company or its subsidiaries receives $1,000 for each Board of Directors or committee meetings attended. Directors who serve as the chairman of a committee receive an additional $500 for each committee meeting attended. All directors are reimbursed for expenses incurred in attending Board of Directors and committee meetings. At present, directors do not receive any other cash compensation for services as a director. Directors who are employees of the Company or its subsidiaries receive no additional compensation or options for serving on the Board of Directors or any committee.

    The 2000 Stock Incentive Plan provides for an automatic grant on the date an individual joins the Board of Directors of an option to purchase 35,000 shares of common stock which vests at the end of one year and an automatic grant on the date of each Annual Meeting at which a director is re-elected to serve for another term of an option to acquire 25,000 shares of common stock which vests at the end of one year provided, however, that such individual has served as a non-employee Board member for at least six months. These automatic grants will have an exercise price per share equal to the fair market value per share on the date of grant. These grants are immediately exercisable; however, the Company may repurchase any unvested shares, at the exercise price paid, at the director's cessation of board service.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of January 10, 2002, regarding the ownership of the Common Stock by (i) each Director and nominee for Director of the Company; (ii) each of the present executive officers named in the Executive Officer section following; (iii) each of the directors not standing for election at this Annual Meeting of Shareholders; (iv) each of the executive officers named in the Summary Compensation Table, following; (v) each person known to the Company to beneficially own 5% or more of Common Stock; and
(vi) all Directors and executive officers of the Company as a group. Except as indicated, all persons named as beneficial owners of Common Stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them. All persons named have an address at c/o Sorrento Networks Corporation, 9990 Mesa Rim Road, San Diego, California 92121, unless otherwise indicated.

                                                                     COMMON STOCK
                                                              --------------------------
                                                              NUMBER OF   PERCENTAGE OF
                NAME OF BENEFICIAL OWNER(A)                    SHARES     OUTSTANDING(O)
                ---------------------------                    ------     --------------
Xin Cheng, Ph.D.(B).........................................    525,735         3.6%
Phillip W. Arneson(C).......................................     11,667           *
Donne F. Fisher(D)..........................................     35,000           *
Robert L. Hibbard(E)........................................     35,000           *
Tingye Li, Ph.D.(F).........................................     11,667           *
Charles X. Mao, Ph.D.(G)....................................     35,000           *
Gary M. Parsons(H)..........................................     11,667           *
Joe R. Armstrong(I).........................................     55,125           *
John A. Mason(J)............................................    102,709           *
Christopher E. Sue(K).......................................    178,398         1.2
Richard L. Jacobson(L)......................................    152,166         1.1
Sunil Rajadhyksha(M)........................................     18,958           *
Qila, LLC(N) ...............................................  1,364,549         8.9
  15332 Antioch Street
  Pacific Palisades, CA 90272
All Directors, Nominees and Executive Officers as a Group...  1,154,134         7.7

---------

 * Less than 1%

 (A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to the Company.

 (B) Includes exercisable options held by Dr. Cheng to acquire 426,515 shares of common stock and exercisable options to acquire 51,486 shares of common stock held as custodian or trustee for minor children, as to which beneficial ownership is disclaimed. Dr. Cheng holds options to acquire 12,632 of our NETsilicon shares at $7.00 per share. On March 7, 2000,
     Dr. Cheng was granted options to acquire 5,000,000 shares of our Sorrento subsidiary's common stock at $5.45 as the Chairman, CEO and founder of our Sorrento subsidiary. Pursuant to an outstanding conversion offer, Dr. Cheng may elect to convert the Sorrento subsidiary options into options to acquire our common stock at a ratio of 3.9 for 1. Pursuant to the December 1999 stock purchase agreement with FIBR Holdings, LLC the shares of common stock purchased by it including any shares transferred to its members are required to be voted for the nominees recommended by the Board of Directors; in the event

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     FIBR Holdings, LLC or its affiliates do not vote for the five nominees proposed, the Board of Directors may do so. As of the record date there are 47,704 shares of our common stock held by FIBR Holdings, LLC and its transferee members.

 (C) Includes exercisable options held by Mr. Arneson to acquire 11,667 shares of common stock.

 (D) Includes options to acquire 35,000 shares of common stock held by Mr. Fisher that are exercisable within 60 days. Any shares received upon exercise of these options prior to the November 20, 2002 vesting date are subject to repurchase by the Company. On March 7, 2000, Mr. Fisher was granted options to acquire 100,000 shares of our Sorrento subsidiary's common stock at $5.45 under its option plan for his services as an advisor to it. Pursuant to an outstanding conversion offer, Mr. Fisher may elect to convert the Sorrento subsidiary options into options to acquire our common stock at a ratio of 3.9 for 1. Mr. Fisher is President of Fisher Capital Partners which holds 183,486 shares of our Sorrento subsidiary's Series A Convertible Preferred Stock. Mr. Fisher is a director of Liberty Media Corporation which owns an 11% economic interest representing a 37% voting interest in UnitedGlobalCom, Inc. ('UGC'). Belmarken Holding, B.V., an indirect subsidiary of UGC, h olds 3,027,523 shares of our Sorrento subsidiary's Series A Convertible Preferred Stock. Liberty Media also holds convertible debt of United Pan-Europe Communications, N.V., a subsidiary of UGC, which it has agreed to exchange for additional shares in UGC.

 (E) Includes options to acquire 35,000 shares of common stock held by Mr. Hibbard that are exercisable within 60 days. Any shares received upon exercise of these options prior to the November 13, 2002 vesting date are subject to repurchase by the Company.

 (F) Includes exercisable options held by Dr. Li to acquire 11,667 shares of common stock. On March 7, 2000, Dr. Li was granted an option to acquire 100,000 shares of our Sorrento subsidiary's common stock at $5.45 per share under its option plan which provided for automatic grants to directors. Pursuant to an outstanding conversion offer, Dr. Li may elect to convert the Sorrento subsidiary options into options to acquire our common stock at a ratio of 3.9 for 1.

 (G) Includes options to acquire 35,000 shares of common stock held by Dr. Mao that are exercisable within 60 days. Any shares received upon exercise of these options prior to the October 25, 2002 vesting date are subject to repurchase by the Company.

 (H) Includes exercisable options held by Mr. Parsons to acquire 11,667 shares of common stock.

 (I) Includes options to acquire 55,125 shares of common stock held by Mr. Armstrong that become exercisable within 60 days.

 (J) Includes exercisable options held by Mr. Mason to acquire 100,001 shares of common stock and 2,708 options that become exercisable within 60 days. On October 1, 2000, Mr. Mason was granted an option to acquire 400,000 shares of our Sorrento subsidiary's common stock at $5.45 per share as President of Sorrento's European operations. Pursuant to an outstanding conversion offer, Mr. Mason may elect to convert the Sorrento subsidiary options into options to acquire our common stock at a ratio of 3.9 for 1. Mr. Mason holds options to acquire 3,158 of our NETsilicon shares at $7.00 per share.

 (K) Includes exercisable options held by Mr. Sue to acquire 171,999 shares of common stock and 5,416 options that become exercisable within 60 days. Mr. Sue holds options to acquire 4,421 of our NETsilicon shares at $7.00 per share and 35,000 of our Entrada shares at $3.19 per share.

 (L) Includes exercisable options held by Mr. Jacobson to acquire 150,000 shares of common stock and 2,166 options that become exercisable within 60 days.

(M) Includes options to acquire 18,958 shares of common stock held by Mr. Rajadhyksha that become exercisable within 60 days. On March 7, 2000, Mr. Rajadhyksha was granted an option to acquire 400,000 shares of our Sorrento subsidiary's common stock at $5.45 per share under its option plan

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    for his services as a consultant. Pursuant to an outstanding conversion offer, Mr. Rajadhyksha may elect to convert the Sorrento subsidiary options into options to acquire our common stock at a ratio of 3.9 for 1.

 (N) Represents holdings reported by Qila, LLC and RII Partners, Inc. on
     January 14, 2002 on Form 13-D, 'General Statement of Beneficial Ownership'. Includes exercisable options to acquire 757,387 shares of common stock held by R II Partners, Inc., exercisable options to acquire 350,001 shares of common stock held by RT Investments, Inc., 25,334 shares held by the Par and Sharon Chadha Family Trust, and 6,527 shares held by the RRC Pension Trust. Mr. and Mrs. Chadha disclaim ownership in all these shares.

 (O) For each beneficial owner, the 'Percentage of Outstanding' equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of the Company at January 10, 2002, of 14,209,550 plus the unexercised options and warrants detailed above of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.

                        EXECUTIVE OFFICERS AND DIRECTORS

    As of the date of this Proxy Statement, our executive officers and directors are:

                    NAME                       AGE                   POSITION
                    ----                       ---                   --------
Xin Cheng, Ph.D.* ...........................  45    Chief Executive Officer, President, and
                                                       Chairman of the Board
Phillip W. Arneson*..........................  65    President, Chief Operating Officer and
                                                       Director
Donne F. Fisher*.............................  63    Director
Robert L. Hibbard*...........................  49    Director
Tingye Li, Ph.D. ............................  70    Director
Charles X. Mao, Ph.D. .......................  43    Director
Gary M. Parsons*.............................  50    Director
Joe R. Armstrong.............................  53    Chief Financial Officer
John A. Mason................................  43    Sr. Vice President, Business
                                                     Development, Sorrento subsidiary and
                                                       President, Sorrento Europe
Christopher E. Sue...........................  38    Vice President, Finance
Richard L. Jacobson..........................  59    Sr. Vice President, Legal and Secretary
Sunil Rajadhyksha............................  48    President, Meret Communications, Inc.

---------

*  See biographies in Proposal 1 -- Election of Directors

    Tingye Li, Ph.D. has served as one of our directors since October 2000 and as a director of our Sorrento subsidiary since February 2000. Dr. Li is not standing for re-election at the annual meeting but will remain as a member of our Advisory Board. Dr. Li has been a consultant in the field of lightwave communications since December 1998. From 1957 to 1998, Dr. Li served in a number of senior research positions at AT&T Bell Labs, ultimately serving as head of the Lightwave Networks Research Department of AT&T Labs -- Research. Dr. Li also serves as a director of LightCross, Inc., a supplier of passive components for wavelength-division-multiplexed lightwave transmission systems and networks, and Micron Optics, Inc., a supplier of components and subsystems for optical networks. He is a fellow of the Optical Society of America and the Institute of Electrical and Electronic Engineers, and a member of the National Academy of Engineering. In 1995, he served as the President of the Optical Society of America. Dr. Li holds a Ph.D. from Northwestern University.

    Charles X. Mao, Ph.D. has served as one of our directors since October 2001. Dr. Mao is not standing for re-election at the annual meeting but will remain as a member of our Advisory Board. Dr. Mao is Senior Vice President, Sales and Marketing of Avanex Corporation, a leading supplier of optical networking components where he has worked in various capacities since 1999. From 1995 to 1999, Dr. Mao served as a Senior Engineer -- Transmission Equipment Engineering for MCI WorldCom Corporation where he was responsible for writing technical specifications for an optical amplifier system, DWDM transmitters and DWDM regenerators. Before joining MCI, Dr. Mao was a senior member of the technical staff of Accuwave Corporation. He has also serviced as a research consultant with AT&T Bell Laboratories and headed a research group at Wuhan Research Institute of Posts and Communications. Dr. Mao holds a Ph.D. and a M.S. in Electrical Engineering from Polytechnic University and a B.S. in Electrical Engineering from the Nanjing Institute of Posts and Telecommunications in China.

    Joe R. Armstrong has served as our Chief Financial Officer since
January 2001. He brings over 25 years of corporate finance, investor relations, treasury, legal and management experience to us, having spent 15 years with State Of The Art, a leading provider of accounting software. As chief financial officer, vice president, finance and secretary of State Of The Art, he managed two rounds of venture capital financing, the company's initial public offering and several significant acquisitions and mergers. Prior to joining us, Mr. Armstrong most recently served as CFO for The Bohlin Company. Previously, he was director of marketing finance and financial planning for MAI Basic Four Corporation and a certified public accountant for Vicenti, Lloyd and Stutzman, a regional public accounting firm. Mr. Armstrong holds both bachelors and masters degrees in business from Utah State University.

    John A. Mason has served as our Senior Vice President, Business Development of our Sorrento subsidiary and President of Sorrento Europe since September 2000 where he is responsible for our European sales and marketing activities, as well as the structuring and negotiation of contracts between us and our key customers and oversight of the roll-out of our solution into those customers' optical networks. Mr. Mason joined us in 1996 and became our Director of Business and Strategic Planning in 1997 where he has been responsible for our strategic planning efforts, as well as its corporate partnering, merger and acquisition activity. Prior to joining us, Mr. Mason worked in the television and allied industries, including positions with subsidiaries of Telecommunications Incorporated and Fox, Inc., in the Mergers and Acquisitions Department of Smith Barney and in the strategic consulting/technology practice at Booz, Allen and Hamilton, Inc. Mr. Mason holds an M.B.A. from the Harvard University Graduate School of Business Administration and an A.B. in Economics from Stanford University.

    Christopher E. Sue has been our Vice President, Finance since September 1997. From January 1996 to September 1997, he served as our Chief Financial Officer. Mr. Sue served as our Secretary from February 1997 to September 1997 and from November 1998 to March 2000. In December 1995 Mr. Sue became Chief Financial Officer of our subsidiary, Meret Communications, Inc. From 1993 to 1995, he was Accounting Manager at Haskel International, Inc., and from 1990 to 1993 he was Assistant Controller at Sun Computers, Inc. From 1986 to 1990, Mr. Sue was employed by KPMG Peat Marwick in both its audit and management consulting practices. Mr. Sue is a certified public accountant and holds a B.S. in Accounting and Information Systems from Biola University.

    Richard L. Jacobson has been our Senior Vice President, Legal and Secretary since July 2000. Mr. Jacobson was a partner with the law firm of Fulbright & Jaworski, LLP from 1990 to 2000 where his practice consisted primarily of securities litigation and SEC enforcement matters. Prior to joining Fulbright in 1988 he was in private practice in Palo Alto, California, from 1986 to 1988, and in Washington, D.C., from 1980 to 1986. From 1977 to 1979, Mr. Jacobson worked for the SEC, where he was a member of the Trial Unit in the Enforcement Division and served as Special Counsel to the Chairman. He served as a law clerk for Ninth Circuit Judge Walter Ely from 1970 to 1971 and then clerked for Associate United States Supreme Court Justice William O. Douglas from 1971 to 1972. Mr. Jacobson holds a J.D. from the University of Southern California and a S.B. from the University of Chicago.

    Sunil Rajadhyksha has served as President and Chief Operating Officer of our Meret Optical business unit since January 2002. From October 2000 to January 2002, he served as Meret's Technology Director. From 1997 to September 2000, Mr. Rajadhyksha provided engineering and software design services to us as a consultant including embedded and network management software projects both directly and through a private company, Codec Corporation, which he founded in 1997. He is currently a director of Codec. Mr. Rajadhyksha was the founder and managing director of Software Exports Pvt. Ltd., a foreign private software development company from 1996 to 2000. He is a of director Codec Communications Pvt. Ltd., a foreign private software development company, which he founded in 1991 and also of Embedded Resource Pvt. Ltd., a foreign private software development company specializing in embedded software, which he founded in 1998. Mr. Rajadhyksha has over twenty years of technical and management experience in networking software, hardware and telecommunications. Mr. Rajadhyksha holds a B.S. from University of Pune in telecommunications and electronics.

OTHER KEY MANAGEMENT

    As of the date of this Proxy Statement, the management team of our Sorrento Subsidiary includes:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
    Darin Clause..........................  33    Vice President, Strategic Sales
    Subrata Datta.........................  39    Vice President, Engineering
    Demetri Elias, Ph.D. .................  57    Vice President, Marketing
    Susan Hamlin..........................  39    Vice President, Sales (North America)
    Jin-Yi Pan, Ph.D. ....................  42    Vice President, Systems Architecture
    Mark Thurman..........................  52    Vice President, Operations
    Li-Ran Wu.............................  49    Vice President, Management Software
    Jeff Phillips.........................  31    Vice President, Corporate Development

    Darin Clause has served as our Vice President, Strategic Sales since September 2000 and joined us in December 1999 as Director, Sales Development. Prior to joining us, Mr. Clause was employed with Pirelli as a Senior Product Manager from 1996 to 1999, where he was responsible for implementation of indoor cabling and connectivity business lines for the CATV, CLEC, Utility and IXC markets and multiple channels. From 1994 to 1996, Mr. Clause was a Project and Sales Engineer for Sumitomo Electric Lightwave, where he was responsible for fiber optic passive component sales. Mr. Clause holds a B.S. in Mechanical Engineering from Clemson University.

    Subrata Datta has served as Sorrento's Vice President, Engineering since November 2000 and joined Sorrento upon our acquisition of Distributed Systems International, Inc. in 1996. From 1996 to 1999 he was responsible for all engineering development for the LAN adapter and hub/switch products. Prior to joining Sorrento, Mr. Datta helped develop the ANSI FDDI and FDDI-II standards and design network components and system-level products for DSI. Prior to DSI, Mr. Datta had extensive design experience while working at AT&T Bell Laboratories on the 3B20 Duplex computer system, based on highly fault tolerant architectures, high-reliability and stringent up-time requirements. Before working for AT&T Bell Laboratories, Mr. Datta worked for IBM's Yorktown Research Center where he focused on FDDI development for their RS6000 workstation systems. Mr. Datta holds a M.S. and B.S. in Electrical Engineering from the Cooper Union School of Engineering.

    Demetri Elias, Ph.D. has served as Sorrento's Vice President, Marketing since October 2000 and joined Sorrento in April 2000 as Director, Product Line Management. Prior to joining Sorrento, Dr. Elias was with Nortel Networks, a leading optical equipment developer, for over 22 years holding positions in research and development, consulting, product management and marketing. In his most recent Nortel Networks assignments he served as Director, Product Line Management and Director, Strategic Marketing on optical networking products. Dr. Elias holds a Ph.D. in Electrical Engineering from McGill University, Montreal, Canada.

    Susan Hamlin has served as Sorrento's Vice President, Sales (North America) since September 2000 and joined Sorrento in November 1999 as Regional Vice President of Sales. Ms. Hamlin is also responsible for Sorrento's customer service group. During her tenure at Pirelli Cables and Systems, Ms.

Hamlin was Director of Sales from 1998 to 1999 and responsible for overseeing sales to CATV, CLEC, Utility and IXC markets. From 1997 to 1998, Ms. Hamlin was National Sales Manager -- Distribution at Pirelli where she established and implemented Pirelli's sales efforts into the distribution and OEM markets. From 1985 to 1996, Ms. Hamlin held a succession of sales and marketing management positions with AT&T/Lucent Technologies where she was responsible for strategic planning, market development and sales to the Regional Bell Operating Companies. Ms. Hamlin holds a B.S. in Management Information Systems from Bradley University in Peoria, Illinois and completed executive management programs at Harvard University and the Wharton School of Business.

    Jin-Yi Pan, Ph.D., has served as the Vice President, System Architecture, of Sorrento since February 2000. From 1996 to 1999, Dr. Pan was a senior research engineer at Nokia Research Center, the corporate research arm of Nokia Corporation responsible for developing networking system architectures, equipment and software. From 1993 to 1996, Dr. Pan served as a researcher at Bell Communications Research, or Bellcore, the research center created to service the regional bell operating companies in the areas of software, networking standards and architecture. At Bellcore, he participated in the development of network system architecture and protection scheme for MONET, the government funded national optical networking consortium. Dr. Pan holds a Ph.D. in Electrical Engineering from the City University of New York and a B.S. in Optics from Zhejiang University, China.

    Marc Thurman has served as our Vice President, Operations since April 2001. Mr. Thurman oversees our manufacturing and operations, supply chain management, and quality assurance functions. He brings to us nearly 25 years of manufacturing operations, supply chain management and quality assurance experience on leading edge technologies and products for the computer and telecommunication markets. Mr. Thurman's previous experience includes service since 1971, in various functions at Packard Bell NEC, ComCrypt Systems, IDEA Courier, Inc., Sidereal Corporation, Intel Corporation, RTE Corporation, and Western Electric. In his most recent position, Mr. Thurman had manufacturing responsibilities including internal production, contract manufacturing (EMS) and third party manufacturing (TPM), supporting revenues of $2 billion. Mr. Thurman holds a B.S. in Electrical Engineering from Oregon State University as well as an M.B.A. degree from University of Portland.

    Li-Ran Wu has served as our Vice President, Management Software since November 2000 and joined Sorrento in October 1999. Before joining Sorrento, Mr. Wu was a senior consultant and Lead Systems Engineer at Hitachi Telecom where he developed second-generation SONET equipment to complement WDM and OXC products within the OTN. He also developed the WDM information model that was published in 1998. Prior to working at Hitachi, Mr. Wu was with Nortel Networks, Racal Datacom and Taiwan Telecom. While at Nortel he developed a SONET UPSR-based communication messaging protocol. Mr. Wu holds an M.S. in Electrical Engineering from North Carolina State University and a B.S. in Computer Science from Chiao Tung University. He has also completed work on his doctoral thesis at the Georgia Institute of Technology.

    Jeff Phillips has served as our Vice President, Corporate Development since January 2001. From 1995 to 2000, Mr. Phillips was a Vice President at US Bancorp where he focused on financing for telecom related technology concerns and advisory assignments. Prior to joining US Bancorp, Mr. Phillips was a financial analyst/strategist with Hillebrand GmbH, a European investment group. Mr. Phillips began his career as a floor trader at the London International Financial and Futures and Options Exchange (LIFFE) where he focused on Deutsche Mark denominated financial derivatives. Mr. Phillips holds a B.A. in Economics from the University of California at Berkeley.

                              CERTAIN TRANSACTIONS

    On March 3, 2000, our Sorrento subsidiary completed a sale of 8,596,333 shares of its Series A Convertible Preferred Stock to a group of investors receiving net proceeds of approximately $46.6 million. Anderson Weinroth Capital Corp. ('AW') received a placement fee of $1,950,000 paid through the issuance of an additional 357,799 shares of the Series A stock.

    The purchasers of more than $60,000 of these securities, include, among others, the following present and former officers and directors and entities affiliated with them:

                                                              NUMBER OF       TOTAL
                         PURCHASER                             SHARES     CONSIDERATION
                         ---------                             ------     -------------
Anderson Weinroth & Co., LP.................................    275,230    $ 1,500,000
Sorrento Holdings, LLC......................................  1,192,661      6,500,000
Anderson Weinroth Capital Corporation.......................    357,799      1,950,000
Belmarken Holding B.V. .....................................  3,027,523     16,500,000
Fisher Capital Partners.....................................    183,486      1,000,000
Virgo Cap, Inc..............................................     91,744        500,000
Renn Zaphiropolous..........................................     45,872        250,000

    The purchase of shares by Anderson Weinroth & Co. LP and Sorrento Holdings, LLC was pursuant to a previously contracted right of participation. Rohit Phansalkar, who was a director at the time and later became our Chairman and Chief Executive Officer, was a partner or a member of these purchasers. In addition, Mr. Phansalkar was a partner of AW and one of our directors when AW received the 357,799 shares in payment of the placement fee.

    Belmarken Holding B.V. ('Belmarken') is an indirect subsidiary of United GlobalCom, Inc. ('UGC'). Donne F. Fisher is a director of Media Liberty Corporation which owns an 11% economic interest representing a 37% voting interest in UGC and holds convertible debt of a subsidiary of United Pan-Europe Communications, N.V. ('UPC'), a subsidiary of UGC, which it has agreed to exchange for additional shares in UPC. Mr. Fisher is the President and beneficial owner of Fisher Capital Partners. Mr. Fisher was not one of our directors nor a director of Liberty Media when this stock placement occurred.

    Oren G. Shaffer, a then director of our Sorrento subsidiary, is a stockholder of Virgo Cap, Inc. Renn Zaphiropoulos was one our directors as well as a director of our Sorrento subsidiary when this stock placement occurred.

    Two of our customers are subsidiaries of UPC which is the parent of Belmarken, a holder of our Sorrento subsidiary's Series A shares, and indirect subsidiaries of UGC. During fiscal 2001 we made sales of $3,364,000, including deferred revenue, to these customers and these customers had outstanding receivables of $3,281,000 at January 31, 2001. During the nine months ended October 31, 2001 we made sales of $1,884,000 to these customers. These customers had gross outstanding receivables of $1,848,000 as of October 31, 2001. As noted above, Mr. Fisher is a director of a shareholder of UGC and debt holder in one of its indirect subsidiaries. Mr. Fisher was not one of our directors when we made these sales and extended credit to these customers, however, indirect subsidiaries of UGC continue to be among our customers.

    During fiscal 2001 we purchased $5,858,000 of components from Avanex Corporation of which $2,470,000 was outstanding at January 31, 2001. During the nine months ended October 31, 2001 we purchased $3,289,000 of components from Avanex of which $292,040 was outstanding at October 31, 2001. Charles Mao, who joined our Board in October 2001, is Senior Vice President, Sales and Marketing of Avanex. Dr. Mao was not one of our directors when we established this relationship and we expect to continue to make significant purchases in the future from Avanex.

    During fiscal 2000 FIBR Holdings, LLC purchased 679,483 unregistered shares of our common stock for $7,500,000. In connection with this placement Humbert B. Powell III, then a director, received a finder's fee of $300,000 from us. Andersen Weinroth Capital Corp. ('AW') received a placement fee of $300,000 in connection with this placement and Rohit Phansalkar, who subsequently became one of our directors, and later became our Chairman and Chief Executive Officer, was a partner of AW at that time. FIBR Holdings, LLC had the right to nominate one member of the Board of Directors to serve until the annual shareholders' meeting in 2001 and had the right to participate in any stock offering by our Sorrento subsidiary, to the extent of $7,500,000 subject to certain limitations. Mr. Phansalkar was nominated by AW and joined our Board of Directors on January 6, 2000.

    During July, 2000 we agreed to loan $300,000 for three years at the applicable federal rate provided for in Internal Revenue Code Section 1274 to Mr. Jacobson in connection with accepting employment as our Senior Vice President, Legal. This is a full recourse loan and Mr. Jacobson has pledged his options to acquire our common stock and any options he may receive from any of our subsidiaries as collateral. During the year ended January 31, 2001 we advanced the $300,000 for which the interest rate is 6.6%. Accrued and unpaid interest on this loan at December 31, 2001 was $14,800.

    During June 2000, we entered into various agreements with Par Chadha, our former CEO and Chairman, which, among other matters, provides for payments of $250,000 per year for three years of consulting services and loans by us for the exercise of previously granted options to acquire 1,178,500 options at prices varying from $7.03 to $49.25 per share. As the members of our Board of Directors at the time of his resignation ceased to represent more than 50% of the Board in October 2000, all payments for consulting services were accelerated and no future consulting services are required. During October 2000, Mr. Chadha exercised 71,112 options, applying the $500,000 accelerated payment to the exercise. In addition, he exercised 507,388 options for which we are contractually obligated to loan the $5,034,000 due on the exercise. During September 2001, Mr. Chadha notified us that he does not have any obligations under the agreements. We have notified him that we do not agree with his interpretation of his repayment obligations under the terms of his agreements.

    During December 2001, we entered into an agreement whereby the 507,388 option exercise was rescinded. Mr. Chadha returned the 507,388 shares to us for cancellation and we cancelled the receivable due from him and restored the original option agreements. This rescission agreement did not resolve any underlying dispute as to the option loan repayment obligations.

    During fiscal 2001, we entered into employment agreements with Dr. Cheng, Mr. Mason, Mr. Sue, Mr. Jacobson, Mr. Leonard N. Hecht, our former Executive Vice President, and Mr. Phansalkar, our former CEO, which provide for loans to the employees to exercise stock options to acquire our common stock and the stock of our subsidiaries including any required tax withholdings due upon exercise. The loans are for a period not to exceed two years at the applicable federal rate, are full recourse and require the pledge of shares issued upon exercise. As of the date of this proxy no such loans are outstanding.

    During fiscal 2000 we paid $40,000 to Mr. Zaphiropoulos, a then director, for management consulting services.

    During fiscal 1998, we made 8% demand loans totaling $165,000 to Chrysalis Capital Group which were repaid with interest in April 1999. The loans were collateralized by 20,408 shares of our common stock. During fiscal 2000 and 1999, we paid $190,070 and $25,000, respectively, in fees to Chrysalis Capital Group for services rendered in connection with various amended loan and security agreements. Mr. Hecht, a director when such transactions occurred, owns directly and indirectly 100% of the outstanding capital stock of Chrysalis Capital Group.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following tables set forth the annual compensation for both individuals who served as the Company's Chief Executive Officer ('CEO') for the fiscal year ended January 31, 2001, and for the four most highly compensated executive officers of the Company, other than the CEO, who were serving as executive officers at the end of our fiscal year and whose salary and bonus exceeded $100,000.

                                              ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                        --------------------------------   -----------------------------------
                                                               OTHER       RESTRICTED   SECURITIES   LONG-TERM       ALL
                                                               ANNUAL        STOCK      UNDERLYING   INCENTIVE      OTHER
                                        SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS       PLAN      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)         ($)           ($)          (#)       PLAYOUTS       ($)(A)
  ---------------------------    ----     ---       ---         ---           ---          ---       --------       ------
Xin Cheng, Chairman, ..........  2001   239,217     --         --            --          175,000       --           --
 Chief Executive Officer         2000   180,000     8,365      --            --          100,000       --           --
                                 1999   125,031    51,066      --            --          196,183       --           --
James M. Dixon, Director, .....  2001    54,464   100,000      --            --          740,000       --           --
 President, COO
Leonard N. Hecht, .............  2001   104,808     --         --            --          435,000       --           --
 Executive VP

Christopher E. Sue, VP ........  2001   155,880     --         --            --          110,000       --           --
 Finance                         2000   134,904    27,947      --            --           15,000       --           --
                                 1999   103,077     --         --            --           66,665       --           --
John A. Mason, Sr. VP .........  2001   151,878     --         --            --           42,500       --           --
 Business Development
 President, Sorrento Europe
Richard L. Jacobson, Sr. VP ...  2001   140,850     --         --            --          154,000       --           42,746
 Legal and Secretary
Par Chadha, ...................  2001    80,128     --         --            --          600,000       --          750,000
 former CEO                      2000   230,000     --         --            --           70,000       --           --
                                 1999   147,500     --         --            --          349,164       --           --
Rohit Phansalkar, .............  2001   177,020     --         --            --          450,000       --           91,177
 former CEO

---------
 (A) Other compensation for Messrs. Jacobson and Phansalkar represents relocation related expenses reimbursed by us. Mr. Chadha's other compensation represents payments pursuant a consulting agreement entered into in connection with his resignation as Chairman and CEO. Of this amount, $500,000 was applied to an option exercise.

LONG-TERM INCENTIVE PLANS

    The Company has no long-term incentive plans other than our various stock option plans.

OPTION GRANTS -- YEAR ENDED JANUARY 31, 2001

    The following table summarizes all grants of stock options made during the year ended January 31, 2001 to each of the Named Executive Officers.

                                               INDIVIDUAL GRANTS
                         ---------------------------------------------------------------      POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF     PERCENT OF                  MARKET                        ASSUMED RATES OF STOCK
                         SECURITIES   TOTAL OPTIONS   EXERCISE    PRICE ON                       PRICE APPRECIATION FOR
                         UNDERLYING    GRANTED TO      OR BASE      DATE                             OPTION TERM (A)
                          OPTIONS     EMPLOYEES IN      PRICE      GRANTED    EXPIRATION   -----------------------------------
        NAME             GRANTED(#)    FISCAL YEAR    ($/SHARE)   ($/SHARE)      DATE       0% ($)      5% ($)      10% ($)
        ----             ----------   -------------   ---------   ---------   ----------   ---------  ----------   ----------
Xin Cheng................. 175,000          4.51         49.25       49.25      5-01-2010      --       5,420,286   13,736,068
James M. Dixon............ 700,000         18.05         26.64       26.64     10-19-2010      --      11,727,627   29,720,109
                            40,000          1.03         22.00       18.75      1-17-2011      --         341,671    1,065,307
Leonard N. Hecht..........  75,000          1.93         35.50       35.50      5-22-2010      --       1,674,432    4,243,339
                           350,000          9.03         59.88       59.88      8-22-2010      --      13,179,273   33,398,865
                            10,000          0.26         18.75       18.75      1-17-2011      --         117,918      298,827
Christopher E. Sue........  50,000          1.29         21.80       21.80      4-17-2010      --       1,548,653    3,924,591
                            50,000          1.29         25.00       25.00      1-17-2011      --         786,118    1,992,178
                            10,000          0.26         18.75       18.75      1-17-2011      --         117,918      298,827
John A. Mason.............  37,500          0.97         21.80       21.80      4-17-2010      --         514,121    1,302,884
                             5,000          0.13         18.75       18.75       1-17-211      --          58,959      149,413
Richard L. Jacobson....... 150,000          3.87         69.13       69.13      7-12-2010      --       6,520,851   16,525,117
                             4,000          0.10         18.75       18.75      1-17-2011      --          47,167      119,531
Par Chadha................ 600,000         15.47         49.25       49.25      4-26-2010      --      18,583,836   47,095,090
Rohit Phansalkar.......... 450,000         11.60         35.50       35.50       6-9-2010      --      10,046,592   25,460,036

                                                         (footnote on next page)

(footnote from previous page)

 (A) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming that the market price of the Company's common stock appreciates from the date of the grant over the term of the option at rates of 5% and 10%, respectively.

AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED JANUARY 31, 2001 AND JANUARY 31, 2001 OPTION VALUES

    The following table sets forth information concerning each exercise of stock options during the year ended January 31, 2001 by each of the Named Executive Officers and the January 31, 2001, value of unexercised options.

                                                             NUMBER OF
                               SHARES                  SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              ACQUIRED                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 ON       VALUE       AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END ($) (A)
                              EXERCISE   REALIZED   ---------------------------   ---------------------------
            NAME                (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----                ---        ---      -----------   -------------   -----------   -------------
Xin Cheng...................    --         --         478,001         --           5,368,307        --
James M. Dixon..............    --         --          70,000        670,000          --           170,000
Leonard N. Hecht............    --         --         548,336         10,000       1,615,299        75,000
Christopher E. Sue..........    --         --         171,999         60,000       1,439,034       137,500
John A. Mason...............    --         --         100,001          5,000       1,222,120        37,500
Richard L. Jacobson.........    --         --         150,000          4,000          --            30,000
Par Chadha (B)..............  578,500    756,909      600,000         --              --            --
Rohit Phansalkar............    --         --         485,000         --              --            --

---------

 (A) Options are 'in-the-money' if, on January 31, 2001, the market price of the Common Stock ($26.25) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by such options on January 31, 2001, and the aggregate exercise price of such options.

 (B) During December 2001, we entered into an agreement whereby the exercise of 507,388 options by Mr. Chadha was rescinded and the original option agreements were reinstated which reduces the value realized to $273,337.

EMPLOYMENT AGREEMENTS

    In September 2001, we entered into an employment agreement effective October 2001 with Mr. Arneson which provides for a salary of $210,000 per year, a signing bonus of $30,000 paid in six monthly installments, a temporary living allowance of $2,000 per month for two years and 125,000 options to acquire our common stock vesting over two years. This agreement may be terminated for cause. However, should Mr. Arneson be terminated without cause during the first year of employment he will receive a lump-sum severance payment of six month's salary and vesting of all his options. The lump-sum severance payment increases to one year's salary after the first anniversary of his employment with us. In the event of a change of control, merger or sale of the Company, Mr. Arneson is entitled to receive an immediate payment equal to one year's salary and vesting of all his options.

    In September 2000, we assumed our Sorrento subsidiary's obligations under its two year employment agreement with Dr. Cheng. The agreement, ending March 2002, provides for a salary of $250,000 per year, vesting of all his options to acquire our common stock granted prior to February 1, 2000, and a bonus equal to two year's base salary payable at the end of the contract. This agreement may be terminated for cause. However, should Dr. Cheng be terminated without cause he will receive a continuation of his salary and benefits for two years and he is required to provide consulting services to us during that period.

    We entered into a two year employment contract with Mr. Mason ending May 2002 which provides for a salary of $200,000 per year and vesting of all his options to acquire our common stock granted prior to February 1, 2000. This contract may be terminated for cause. However, should Mr. Mason be terminated without cause or resign in certain circumstances prior to the end of the contract term he will receive a continuation of his salary and benefits for two years, vesting of all his options to acquire our common stock, and he is required to provide consulting services to us during the two years following his termination.

    We have entered into a two year employment contract with Mr. Sue ending May 2002 which provides for a salary of $168,500 per year and the vesting of all his options to acquire our common stock granted prior to February 1, 2000. This contract may be terminated for cause. However, should Mr. Sue be terminated without cause or resign in certain circumstances prior to the end of the contract term he will receive a continuation of his salary and benefits for two years, vesting of all his options to acquire our common stock and he is required to provide consulting services to us during that period.

    We entered into a two year employment contract with Mr. Jacobson ending in July 2002 which provides for a salary of $250,000 per year. This contract may be terminated for cause. However, should Mr. Jacobson be terminated without cause or resign in certain circumstances prior to the end of the contract term he will receive a continuation of his salary and benefits for two years, vesting of all his options to acquire our common stock, and he is required to provide consulting services to us during two years following his termination.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') requires the Company's directors and executive officers and person who own more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (the 'Commission'). The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

    Based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to us pursuant to Rule 16(a)(3)(e) during the year ended January 31, 2001, and written representations of certain of our directors and officers that no Forms 4 were required to be filed, we believe that all directors, executive officers and beneficial owners of more than 10% of the Common Stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, except for late reporting of initial option grants by Messrs. Armstrong, Arneson, Dixon, Jacobson, Parsons and Dr. Li at the time each joined our Board of Directors or became one of our officers and annual reports for Messrs. Jacobson, Hecht and Mason, Ms. Mandl and Dr. Li.

COMPENSATION COMMITTEE REPORT

    The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation Committee is presently comprised of Drs. Cheng and Li and Mr. Hibbard. The Compensation Committee reviews, recommends and approves changes to our compensation and benefits policies and programs, makes recommendations to the Board for options granted under our plans and is responsible for reviewing and approving the compensation for executive officers and certain senior management of the Company. A majority of the Committee are neither employees nor former employees of the Company nor are they eligible to participate in any of the Company's executive compensation programs. Dr. Cheng does not participate in meetings of the Committee concerning his compensation package.

    We have developed and are developing compensation programs designed to reflect our performance and to be competitive in the marketplace. In designing compensation programs, we attempt to reflect both value created for shareholders while supporting our strategic goals. The goals of our short-term and long-term compensation programs are to:

         Attract, retain and motivate a high caliber executive leadership team and employee group.

         Competitive base salaries in keeping with a philosophy of career continuity.

         Align executive compensation with shareholder interests

         Support our short-term and long-term strategic goal and objectives.

         Promote our value and reward individuals for outstanding contributions to our success.

    The nature of our business requires a technologically innovative personnel team to make a long-term commitment to our Company's growth. Accordingly, we grant incentive awards primarily in the form of stock options with view towards long-term corporate performance. These awards may not fluctuate as much as year-to-year financial results. Under our programs, a substantial portion of senior executives' potential compensation depends on increases in shareholder value.

    We pay for performance on the basis on individual's level of responsibility. For this purpose, performance means both individual and corporate performance. Individual performance includes the ability to put our business plans into effect and to react to unanticipated events. We base compensation decisions for all employees, including the executive officers names in the Summary Compensation Table above.

    Our executive compensation is based upon three components, base salary, short term incentive awards and long-term incentives, which are intended to meet our compensation program goals.

BASE SALARY

    In keeping with the long-term and highly technical nature of our business, we take a long-term approach to management development. This career-oriented philosophy requires a competitive base salary. We base our salary structure on competitive positioning (comparing our salary structure with salaries paid by comparable companies), our own business performance, and general economic factors, and increases in the individual's responsibilities, whether through promotions or otherwise. Specific weights are not given to these factors, but competitive positioning is the most important factor. Within the comparable salary ranges, we determine individual senior management salaries based on individual performance, level of responsibility, and experience.

SHORT-TERM INCENTIVE AWARDS

    Our short-term incentive awards are designed to reflect the individual officer's contribution to our profitability and revenues as well as any special achievements by the respective officers. Short-term awards help stress that decisions and contributions in any one year affect future years. Each year, the Committee establishes ranges for awards based upon our business performance, progress towards long-term goals, and competitive position. Some of the measures of performance considered include sales, profit margins, operating expenses, net income, working capital and operational excellence.

    The award an executive receives depends upon the executive's individual performance and level of responsibility. Each year, we assess relative performance based on factors including initiative, business judgment, technical expertise, and management skills. None of our executive officers received an incentive bonus during fiscal 2001.

LONG-TERM INCENTIVE AWARDS

    Long-term incentive awards are intended to develop and retain strong management through share ownership and incentive awards that recognize future performance. At present, stock options are the only long term incentive granted to executive officers and all our employees. The Committee believes that a significant portion of senior management's compensation should depend on value created for the shareholders. Options are an excellent way to accomplish this because they tie management's interests directly to the shareholders' interests.

    The number of options granted to senior management is based on individual performance and level of responsibility. For the purpose, the Committee measures performance the same way as described above for short-term awards. Option grants must be sufficient in size to provide a strong incentive for executives to work for long-term business interests and become significant owners of the Company.

                               PERFORMANCE GRAPH


    The following graph compares the cumulative five-year shareholder return (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ('CRSP') Index for Computer & Data Processing Services Index and Nasdaq U.S. Index. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of our Common Stock.

                             INDEX VALUES

                                                Nasdaq Computer &
           Sorrento Networks                     Data Processing
             Corporation      NASDAQ US Index     Services Index
             -----------      ---------------     --------------
1/31/96         18.939           347.445              744.256
1/31/97         33.753           455.506             1012.751
1/31/98         16.502           537.440             1227.092
1/31/99         16.125           841.076             2461.128
1/31/00         49.563          1314.524             3951.310
1/31/01         27.000           920.551             2382.633
Pct. Chg.       42.563%          164.949%             220.136%

                              GROWTH OF $100

                                                Nasdaq Computer &
           Sorrento Networks                     Data Processing
             Corporation      NASDAQ US Index     Services Index
             -----------      ---------------     --------------
1/31/96        100.000           100.000             100.000
1/31/97        178.220           131.102             136.076
1/31/98         87.132           154.683             164.875
1/31/99         85.142           242.075             330.683
1/31/00        261.698           378.340             530.907
1/31/01        142.563           264.949             320.136
Pct. Chg.       42.563%          164.949%            220.136%

    This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such Acts.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                                   PROPOSAL 2
                              RATIFICATION OF THE
                       SELECTION OF INDEPENDENT AUDITORS

    The selection of independent auditors to examine our financial statements for the fiscal year ending January 31, 2002, which will be sent or made available to shareholders and filed with the Securities and Exchange Commission, is to be submitted to the meeting for ratification. BDO Seidman, LLP has been selected by the Board of Directors upon recommendation by the Audit Committee to examine such financial statements. Although ratification by the shareholders is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors would be considered by the Board in determining whether to continue the engagement of BDO Seidman, LLP. A member of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

    It is not anticipated that any other matters will be brought before the Annual Meeting for action. If any such other matters shall properly come before the Annual Meeting, however, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for the inclusion in the proxy statement for action at our next Annual Meeting of Shareholders must comply with the Company's By-Laws and the rules and regulations of the Commission then in effect. To be considered for inclusion in next year's proxy statement, such a proposal must be mailed to the Company at its principal executive offices at 9990 Mesa Rim Road, San Diego, California 92121, Attention: Corporate Secretary, and must be received by the Company before September 30, 2002.

                                   IMPORTANT

    TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, THE COMPANY URGES YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                        OF SORRENTO NETWORKS CORPORATION

I. AUDIT COMMITTEE PURPOSE

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         Monitor the independence and performance of the Company's independent auditors and internal auditing department.

         Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

    Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    REVIEW PROCEDURES

        1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

        3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

        4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

    INDEPENDENT AUDITORS

        1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        2. Approve the fees and other significant compensation to be paid to the independent auditors.

        3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

        4. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

        5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA
           SAS 61.

        6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

        1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

        2. Review the appointment, performance, and replacement of the senior internal audit executive.

        3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

        4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    OTHER AUDIT COMMITTEE RESPONSIBILITIES

        1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

        2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

        3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

    OTHER OPTIONAL CHARTER DISCLOSURES

        1. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

        2. Periodically perform self-assessment of audit committee performance.

        3. Review financial and accounting personnel succession planning within the Company.

        4. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and prerequisites. Annually review a summary of directors and officers related party transactions and potential conflicts of interest.

                            [Sorrento Networks Logo]




                                 [Recycle Logo]

                         APPENDIX 1 - BROKER PROXY CARD

                          SORRENTO NETWORKS CORPORATION
                     9990 MESA RIM ROAD, SAN DIEGO, CA 92121
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher E. Sue as Proxy, with the power to appoint a substitute and hereby authorizes him to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of Sorrento Networks Corporation (the "Company") held of record by the undersigned as of January 10, 2002, at the annual meeting of shareholders to be held on February 21, 2002 or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                          SORRENTO NETWORKS CORPORATION
                                February 21, 2002

                 Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


                                            FOR all nominees                   WITHHOLD                NOMINEES
                                       listed at right (except as              AUTHORITY           Xin Cheng, Ph.D.
                                        as marked to the contrary      to vote for all nominees   Phillip W. Arneson
                                                at right                    listed at right        Donne F. Fisher
2. To elect the Board of Directors of                                                             Robert L. Hibbard
   five (5) persons to serve until the next       [ ]                             [ ]               Gary M. Parsons
   Annual Meeting of Shareholders or
   until a successor is duly elected and qualified
                                                                             FOR          AGAINST        ABSTAIN
2. Proposal to ratify the selection of BDO Seidman, LLP
   as the Company's independent auditors for fiscal year 2002                [ ]            [ ]            [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO ANY BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS TO WHICH DISCRETIONARY AUTHORITY MAY BE GRANTED.

PLEASE MARK, SIGN, AND DATE AND PROMPTLY RETURN THE PROXY CARD.

Signature:                                                   Date:        , 2002
           -------------------- --------------------------        --------
                                Signature if held jointly

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, as an executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized may be granted.

                     APPENDIX 2 - INTERNET/PHONE PROXY CARD

                         Annual Meeting of Shareholders
                          SORRENTO NETWORKS CORPORATION
                                February 21, 2002

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelop provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.amstock.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS     [                         ]

                 Please Detach and Mail in the Envelop Provided

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


                                            FOR all nominees                   WITHHOLD                NOMINEES
                                       listed at right (except as              AUTHORITY            Xin Cheng, Ph.D.
                                        as marked to the contrary      to vote for all nominees   Phillip W. Arneson
                                                at right                    listed at right         Donne F. Fisher
1. To elect the Board of Directors of                                                              Robert L. Hibbard
   five (5) persons to serve until the next       [ ]                            [ ]                Gary M. Parsons
   Annual Meeting of Shareholders or
   until a successor is duly elected and qualified
                                                                                 FOR          AGAINST        ABSTAIN
2. Proposal to ratify the selection of BDO Seidman, LLP
   as the Company's independent auditors for fiscal year 2002                    [ ]            [ ]            [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO ANY BUSINESS AS MAY PROPERLY





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COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS TO WHICH
DISCRETIONARY AUTHORITY MAY BE GRANTED.

PLEASE MARK, SIGN, AND DATE AND PROMPTLY RETURN THE PROXY CARD.

Signature:                                                   Date:        , 2002
          --------------------  -------------------------         --------
                                Signature if held jointly

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, as an executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized may be granted.